SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  March 20, 2001


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of
            Incorporation)


     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
                        (703) 650-6000



  (Former Name or Former Address, if Changed Since Last Report)





Item 5.

Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry
Skeen will make a presentation to investors and financial analysts during the ING Barings 3rd Annual Global Transportation and Logistics Conference being held in New York. The presentation is scheduled to take place Tuesday March 20, 2001, at approximately 3:30pm.

A webcast of the conference is being offered by the sponsors. It is accessible through the following web address:

http://www.ingbarings.com

The webcast will be offered beginning one week following the presentation, and will remain available for one month.

In addition, the PowerPoint presentation being offered at the conference will be available as of tomorrow afternoon, in the "For Investors" section of the Atlantic Coast website:

www.atlanticcoast.com


Major topics to be covered in the presentation are:

- Discussion of fixed-fee flying and overview of agreements with United and Delta Air Lines.

-     Company infrastructure.

-     Fleet plan and projected capacity growth.

- Agreement with United/US Airways to acquire three regional airlines that are currently wholly-owned by US Airways.

-     Financial overview of the year 2000



A copy of the press release made in connection with this presentation is filed herewith as Exhibit 99.
                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  March 20, 2001         By:  /S/ David Asai
                              Title:    Vice President Finance
                                        and Controller